                                                                  EXHIBIT 3.1(c)

                             ARTICLES OF AMENDMENT
                                       TO
                           ARTICLES OF INCORPORATION
                                       OF


                          GLOBAL ASSET HOLDINGS, INC.
--------------------------------------------------------------------------------
                                 (present name)


                                  #P94000045741
--------------------------------------------------------------------------------
                    Document Number of Corporation (If known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this Florida profit corporation adopts the following articles of amendment to its articles of incorporation;


FIRST: Amendment adopted: ARTICLE 1, name of corporation, has been amended to reflect the change of the corporate name.

The name of the corporation shall now be: EPIXTAR CORP.

SECOND: The date of adoption for this Amendment is: November 21,2002.

THIRD: Adoption of Amendments

          *The Amendment was approved by the shareholders and the number of votes cast for the amendment by the shareholders was sufficient for approval.


                     Signed this 21st day of November, 2002.

Signature /s/ William Rhodes, Jr.
         ---------------------------------------------
          William Rhodes, Jr., President and Director

                               [STATE OF FLORIDA]

                             [DEPARTMENT OF STATE]

I certify from the records of this office that EPIXTAR CORP., is a corporation organized under the laws of the State of Florida, filed on June 15, 1994.

The document number of this corporation is P94000045741.

I further certify that said corporation has paid all fees due this office through December 31, 2002, that its most recent annual report/uniform business report was filed on February 12, 2002, and its status is active.

I further certify that said corporation has not filed Articles of Dissolution.



                                                     Given under my hand and the
                                              Great Seal of the State of Florida
                                           at Tallahassee, the Capitol, this the
                                                    Third day of December, 2002


[GREAT SEAL OF                                         /s/ Jim Smith
 THE STATE OF FLORIDA]                                     Jim Smith
                                                      Secretary of State